UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 12, 2016, ZELTIQ Aesthetics, Inc. issued a press release announcing its preliminary financial results for the fourth quarter and full year 2015. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 2.02 and the related Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information in this Item 2.02 and the related Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2016, Len DeBenedictis, age 75, ZELTIQ Aesthetics, Inc.’s Chief Technology Officer requested, and ZELTIQ agreed, that effective January 8, 2016, Mr. DeBenedictis would reduce his work hours commitment with ZELTIQ from 80% time to 50% time, that his base salary would commensurately be reduced to $150,000 per year, and that Mr. DeBenedictis would cease to participate in the ZELTIQ bonus plan. Although Mr. DeBenedictis will continue to be ZELTIQ Aesthetics, Inc.’s Chief Technology Officer, he will cease to be an executive officer of ZELTIQ effective January 8, 2016.

Effective January 7, 2016, Keith Sullivan, age 57, ZELTIQ Aesthetics, Inc.’s Senior Vice President and Chief Commercial Officer, was promoted to the position of Chief Commercial Officer and President, North America, and commensurate with that change, his salary has been increased to an annual rate of $360,000 with a target annual bonus of 75% of his then current annual salary.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release issued on January 12, 2016, announcing preliminary financial results of ZELTIQ Aesthetics, Inc. for the fourth quarter and full year 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: January 12, 2016	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on January 12, 2016, announcing preliminary financial results of ZELTIQ Aesthetics, Inc. for the fourth quarter and full year 2015.